                                                                      Exhibit 11

                         Viacom Inc. and Subsidiaries
                     Computation of Net Earnings Per Share




                                                                          Year ended December 31,
                                                       --------------------------------------------------------------
                                                               1999                  1998                 1997
                                                       ---------------------  -------------------  ------------------
                                                                  (In millions, except per share amounts)
Earnings:
Earnings (loss) from continuing operations...........         $371.7                $ (43.5)             $373.5
Cumulative convertible preferred stock dividend
  requirement........................................           (0.4)                 (57.2)              (60.0)
Discount (premium) on redemption of preferred stock..          (12.0)                  30.0                  --
                                                              ------                -------              ------
Earnings (loss) from continuing operations
 attributable to common stock........................          359.3                  (70.7)              313.5

Earnings (loss) from discontinued operations, net of              --                  (54.1)               14.9
 tax.................................................
Net gain on dispositions, net of tax.................             --                   49.9               405.2
Extraordinary loss, net of tax.......................          (37.7)                 (74.7)                 --
                                                              ------                -------              ------
Net earnings (loss)..................................         $321.6                $(149.6)             $733.6
                                                              ======                =======              ======

Basic computation:
------------------
Shares:
Weighted average number of common shares.............          695.2                  708.7               705.8
                                                              ======                =======              ======

Net earnings per common share:
Earnings (loss) from continuing operations...........         $ 0.52                $ (0.10)             $ 0.44
Earnings (loss) from discontinued operations, net of              --                  (0.08)               0.02
 tax.................................................
Net gain on dispositions, net of tax.................             --                   0.07                0.58
Extraordinary loss, net of tax.......................          (0.06)                 (0.10)                 --
                                                              ------                -------              ------
Net earnings (loss)..................................         $ 0.46                $ (0.21)             $ 1.04
                                                              ======                =======              ======

Diluted computation:
--------------------
Shares:
Weighted average number of common shares (basic).....          695.2                  708.7               705.8
 Common shares potentially issuable in connection
  with stock options and warrants/(1):/..............           14.3                     --                 2.7
                                                              ------                -------              ------
Weighted average number of common shares (diluted)...          709.5                  708.7               708.5
                                                              ======                =======              ======

Net earnings per common share:
Earnings (loss) from continuing operations...........         $ 0.51                $ (0.10)             $ 0.44
Earnings (loss) from discontinued operations, net of              --                  (0.08)               0.02
 tax.................................................
Net gain on dispositions, net of tax.................             --                   0.07                0.58
Extraordinary loss, net of tax.......................          (0.06)                 (0.10)                 --
                                                              ------                -------              ------
Net earnings (loss)..................................         $ 0.45                $ (0.21)             $ 1.04
                                                              ======                =======              ======
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(1) For the year ended December 31, 1998, the assumed exercise of stock options and warrants had an antidilutive effect on earnings per share, and therefore was excluded from the diluted earnings per share calculation.